UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2021

VOLT INFORMATION SCIENCES, INC.
(Exact name of registrant as specified in its charter)

New York	001-9232	13-5658129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2401 N. Glassell Street, Orange, California	92865
(Address of principal executive offices)	(Zip Code)

(714) 921-8800

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10	VOLT	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 16, 2021, the Board of Directors (the “Board”) of Volt Information Sciences, Inc. (the “Company”) approved certain adjustments to the compensation of Linda Perneau, the Company’s President & Chief Executive Officer, as well as Herbert Mueller, the Company’s Senior Vice President and Chief Financial Officer.

Ms. Perneau’s annual base salary was increased from $750,000 to $825,000, with her target annual bonus of 100% of base salary under the Company’s Annual Incentive Plan remaining unchanged. The Board approved an increase in the grant date target value of Ms. Perneau’s long-term equity incentive award for 2022 from 240% to 245% of her new base salary.

Other than the foregoing, the terms and conditions of Ms. Perneau’s employment agreement with the Company remain unchanged.

Mr. Mueller’s annual base salary was increased from $465,000 to $500,000, with his target annual bonus of 80% of base salary under the Company’s Annual Incentive Plan remaining unchanged. The Human Resources & Compensation Committee of the Board also approved an increase in the grant date target value of Mr. Mueller’s long-term equity incentive award for 2022 from 120% to 140% of his new base salary. Other than the foregoing, the terms and conditions of Mr. Mueller’s employment agreement with the Company remain unchanged.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2021	Volt Information Sciences, Inc. By: /s/ Nancy Avedissian
Nancy Avedissian Senior Vice President, Chief Legal Officer and Corporate Secretary